                                                               EXHIBIT 10.1(a)
                                                              ----------------

                                    THE 1984
                                EKCO GROUP, INC.
                              RESTRICTED STOCK PLAN

1. Purpose.
   -------

      The 1984 Ekco Group, Inc. Restricted Stock Plan (the "1984 Plan") is intended to promote the interests of Ekco Group, Inc. and its subsidiaries (collectively the "Corporation") and its stockholders by providing an incentive for directors, officers, executives and employees at all levels within the Corporation and its subsidiaries.

2. Adoption and Administration of Plan.
   -----------------------------------

      This 1984 Plan shall become effective as of August 1, 1984, and shall remain in effect until terminated pursuant to Paragraph 8. The 1984 Plan shall be administered by a Committee (the "Committee") of three or more directors appointed by the Board of Directors (the "Board") or by the Board. Reference herein to the Committee shall be deemed to include the Committee or the Board when exercising its authority to administer this 1984 Plan. Any action taken by the Committee with respect to the implementation, interpretation or administration of the 1984 Plan may be taken by majority vote of the members of the Committee, and shall be final, conclusive and binding. The Committee members shall serve at the pleasure of the Board and until their successors are appointed. No member of the Committee shall be eligible to purchase shares under this 1984 Plan. Once the Committee makes an offer to sell shares to a person, such an offer shall be final, conclusive and binding. Once made, the offer may not be modified or revoked by the Board or the Committee.

3. Stock Subject to Plan.
   ---------------------

      There is hereby established a 1984 Restricted Stock Plan Reserve ("Reserve") to which is allocated 500,000 shares of the Corporation's authorized common stock, par value $.01 per share ("Stock"). In the event that the shares of common stock should, as a result of a stock split, stock dividend, combination of shares, or exchange for other securities by reclassification, reorganization, redesignation, merger, consolidation, recapitalization or otherwise, be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation, the number and kind of shares then remaining in the Reserve shall be appropriately adjusted to reflect such action. If any such adjustment shall result in a fractional share, the Reserve will be reduced to the next lowest full share.

      Upon the sale of shares of Stock pursuant to this 1984 Plan, the Reserve shall be reduced by the number of shares sold, and upon the purchase by the Corporation of shares of Stock pursuant to Paragraphs 5(c) and 7 hereof, the Reserve shall be increased by such number of shares, and such shares may again be subject to sale hereunder. Sales of Stock hereunder may be made from authorized but unissued shares or from treasury shares.


1/21/92

4. Eligibility.
   -----------

      Any director (other than a director who is an officer, director or employee of a corporation owning more than 10% of the outstanding voting securities of the Corporation), officer or employee of the Corporation is eligible to participate in this 1984 Plan. In selecting those persons to whom offers to purchase shares hereunder shall be made at any time and in determining the number of shares of Stock to be offered, the Committee shall consider the position and responsibilities of such persons, the value of their services to the Corporation, and such other factors as the Committee may deem pertinent.

5. Terms of Offers.
   ---------------

      All offers to purchase shares of Stock under this 1984 Plan and all purchases shall be made in accordance with the following:

            (a) PURCHASE PRICE. The purchase price of the shares of Stock to be offered under this 1984 Plan to any person shall be determined by the Committee, provided that such purchase price shall not be less than the par value per offered share nor more than an amount equal to 10% of the market price per offered share at the close of business on the market day most immediately preceding the date on which an offer is authorized by the Committee hereunder. The purchase price shall be paid in full, in cash or certified or bank check, at the principal office of the Corporation prior to expiration of the offer in order that the acceptance of the offer be effective. Any person purchasing shares of Stock hereunder is hereinafter referred to as "Purchaser." The number of shares purchased pursuant to each offer is sometimes hereinafter referred to as a "Block of Shares." The date, after the purchase price is paid and the offer is accepted, on which the Corporation's transfer agent issues share certificate(s) representing the Block of Shares, is hereinafter referred to as the "Closing Date."

            (b) RESTRICTIONS ON TRANSFERS. Any offer to sell shares of Stock under this 1984 Plan shall be conditioned upon the following provisions:

                  (i) No shares of Stock purchased hereunder may be conveyed, transferred, encumbered or otherwise disposed of (any such disposition hereinafter called a "Transfer") by the Purchaser, except that the foregoing restriction on Transfer shall lapse:

                       (A) As to all shares owned by a Purchaser upon the death
                  of such Purchaser.

                       (B) As to all shares owned by a Purchaser upon the
                  permanent and total disability (as defined in the Corporation's wage contribution plan) of such Purchaser.

                       (C) As to twenty percent (20%) of each Block of Shares on
                  each of the first, second, third, fourth and fifth anniversary of the Closing Date for such Block of Shares, provided that the Purchaser is at each such date an employee or director of the Corporation.

                       (D) As to all shares owned by a Purchaser, if a Change in
                  Control occurs. As used herein, a "Change of Control" shall be deemed to have occurred (i) if any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than the Corporation or any employee stock plan of the Corporation, is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing fifteen percent (15%) or more of the outstanding common stock of the Corporation; or (ii) ten (10) days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by any "person" of fifteen percent (15%) or more of the common stock of the Corporation, provided, however, that at the conclusion of such ten (10) day period such person has not discontinued or rescinded his intention to make such a tender or exchange offer, or (iii) if during any consecutive twelve
                  (12) month period beginning on or after November 6, 1991 individuals who at the beginning of such period were directors of the Corporation cease, for any reason, to constitute at least a majority of the Board of Directors of the Corporation; or (iv) if a merger of, or consolidation involving, the Corporation in which the Corporation's stock is converted into securities of another corporation or into cash shall be consummated, or a plan of complete liquidation of the Corporation (whether or not in connection with a sale of all or substantially all of the Corporation's assets) shall be adopted and consummated, or substantially all of the Corporation's operating assets are sold (whether or not a plan of liquidation shall be adopted or a liquidation occurs), excluding in each case a transaction solely for the purpose of reincorporating the Corporation in a different jurisdiction or recapitalizing the Corporation's stock.

                       This subdivision 5(b)(i)(D) shall apply to all shares of
                  Stock purchased hereunder regardless of when such shares were issued, provided that with respect to shares of Stock issued prior to the promulgation of this subdivision of 5(b)(i)(D), the Purchaser of such shares shall have consented thereto within 30 days after receipt by such Purchaser of a written request from the Corporation for such consent.

                       (E) As to all shares owned by a Purchaser employed by the
                  Corporation or any of its subsidiaries upon a sale of substantially all of the Corporation's assets.

                       This subdivision 5(b)(i)(E) shall apply to all shares of
                  Stock purchased hereunder regardless of when such shares were issued, provided that with respect to shares of Stock issued prior to the promulgation of this subdivision of 5(b)(i)(E), the Purchaser of such shares shall have consented thereto within 30 days after receipt by such Purchaser of a written request from the Corporation for such consent.

      Shares as to which the foregoing restrictions on Transfer have not lapsed are sometimes hereinafter referred to as "Restricted Shares."

                  (ii) Any purported Transfer of Restricted Shares made by a
            Purchaser shall be null and void, and the Corporation shall not have any obligation to recognize or give effect to such Transfer on its books and records or to recognize the person or persons to whom such proposed Transfer has been made as the legal or beneficial holder thereof.

                  (iii) certificates representing shares of Stock which are sold pursuant to the provisions of this 1984 Plan shall EITHER (1) bear the following legend or such other or additional legends as counsel to the Corporation may deem appropriate:

                  RESTRICTED SHARES

                       The shares represented by this certificate are subject to
                  the terms of an Agreement between the person whose name appears hereon and Ekco Group, Inc. (the "Corporation") and to all the terms, conditions, restrictions on transfer and mandatory sale provisions of the 1984 Ekco Group, Inc. Restricted Stock Plan. A copy of said Agreement and said Plan is on file at the principal office of the Corporation.

            or (2) be placed into escrow pursuant to an escrow agreement by and between the Corporation and an escrow agent appointed therein by the Committee.

            (c) SALE OF RESTRICTED SHARES TO CORPORATION ON TERMINATION OF SERVICE. If the Purchaser terminates his or her directorship or employment with the Corporation, or if his or her directorship or employment is terminated by the Corporation for any reason (hereinafter "Termination"), then, on the effective date of such Termination, the Purchaser shall be deemed to have sold all Restricted Shares to the Corporation at a price per share equal to the original price per share paid by the Purchaser, and the Purchaser shall have no further rights as a stockholder of the Corporation with respect to any Restricted Shares except the right to receive payment therefor as aforesaid.

            (d) OTHER CONDITIONS. The Committee, in authorizing an offer under this 1984 Plan, may impose such other terms, conditions or restrictions thereon as it shall deem appropriate, provided that the same: (i) shall not provide for the lapse of restrictions hereunder at a rate more rapid than provided under the plan's terms, and (ii) after the Closing Date for any Block of Shares under this 1985 Plan, no additional restrictions may be imposed without the consent of the Purchaser.

6. Manner of Offer and Acceptance.
   ------------------------------

      After the Committee shall have determined that the Corporation should offer a person the right to purchase shares under this 1984 Plan, an officer of the Corporation shall present the offeree with a written statement of the terms of the offer, including but not limited to, the number of shares which such person shall be entitled to purchase, the purchase price per share as well as the other terms, conditions and restrictions relating thereto, including those which the Committee may determine to impose. The offeree shall have fifteen (15) days from the date of the offer to accept such offer in accordance with its terms.

      Any offer made hereunder may be conditioned upon the execution by the Purchaser of a stock purchase agreement containing the terms, conditions and restrictions of the offer including those imposed by the Committee, those required by this 1984 Plan and any additional terms and conditions not inconsistent herewith, as well as those as shall, in the opinion of the Committee and counsel for the Corporation, be necessary or desirable to protect the Corporation and to comply with applicable federal, state and local laws and regulations and the rules of any stock exchanges upon which the Stock is listed.

7. Delivery and Repayment for Restricted Shares upon Termination of Service.
   ------------------------------------------------------------------------

      (a) Immediately upon Termination, the Purchaser shall be required to deliver to the Secretary of the Corporation certificates representing all Restricted Shares reflected in the records of the Corporation as owned by the Purchaser on the effective date of Termination (hereinafter "Returned Shares"), which Returned Shares shall be duly endorsed for transfer to the Corporation with signature guaranteed at the time of delivery to the Corporation's Secretary. Within thirty (30) days of receipt of Returned Shares, the Corporation shall make payment for all such Returned Shares at a price per share equal to the original price per share paid by the Purchaser. Notwithstanding the foregoing or the provisions of Paragraph 5(c), the Committee shall have the right, but not the obligation, within twenty (20) days of receipt of Returned Shares to determine not to purchase all or a portion of Returned Shares, in which event one or more certificates representing Returned Shares not so purchased shall thereafter be re-delivered to the Purchaser, and the Purchaser shall be restored as of the effective date of Termination to all rights as a stockholder as to such Returned Shares not so purchased. In exercising the foregoing discretion, the Committee may impose as a condition to the re-delivery of Returned Shares that such Returned Shares be subject to restrictions on Transfer, provided that such restrictions do not extend beyond the dates on which restrictions on Transfer applicable to all such re-delivered Returned Shares would have lapsed pursuant to Paragraph 5(b) if the Purchaser had remained a director or employee of the Corporation. If no such action is communicated to the Purchaser within the twenty (20) day period, then the Corporation shall pay for all Returned Shares.

      (b) If the Purchaser does not deliver certificates representing all Restricted Shares as provided in Subparagraph (a) above, then:

            (1) The Corporation may deposit the purchase price for the Restricted Shares with the Secretary or Treasurer of the Corporation, in which event payment for the Restricted Shares shall be deemed to have been completed. The Secretary or the Treasurer of the Corporation shall make delivery of such funds to the Purchaser, without interest, upon receipt by the Corporation of the certificates; and

            (2) The Corporation may bring suit to compel the return of the certificates.

      (c) Notwithstanding the foregoing, if the Committee has provided for escrow of the Shares, then the Corporation shall notify the Escrow Agent of Termination and provide instructions to the Escrow Agent of either (i) the Corporation's intention to repurchase the Restricted Shares from the Purchaser, or (ii) the Corporation's determination not to purchase all or any portion of the Restricted Shares. If the Corporation elects to purchase the Restricted Shares from the Purchaser, the Escrow Agent shall deliver such Restricted Shares immediately to the Secretary of the Corporation and the Corporation shall contemporaneously with the receipt thereof make payment to the Purchaser at the price per share equal to the original price per share paid by the Purchaser. If the Corporation elects not to purchase all or any portion of the Restricted Shares, the Escrow Agent shall deliver one or more certificates representing Restricted Shares the Corporation has determined not to purchase to the Purchaser and the Purchaser shall be restored, as of the effective date of Termination, to all rights as a stockholder as to such Restricted Shares not so purchased. The Committee, acting on behalf of the Corporation, may impose such restrictions on the transfer of the Restricted Shares which it does not purchase hereunder as it deems appropriate, provided that such restrictions do not extend beyond the dates on which restrictions on Transfer applicable to all such Shares would have lapsed if the Purchaser had remained a director or employee of the Corporation. If the Corporation does not give the Escrow Agent any instructions within sixty days after the effective date of Termination, then the Committee will have been deemed to have instructed the Escrow Agent to purchase the Restricted Shares from the Purchaser.

8. Amendment and Termination.
   -------------------------

      The Committee may at any time amend or terminate this 1984 Plan, or make such modification in this 1984 Plan as it shall deem advisable. However, no amendment or modification of this 1984 Plan shall increase the amount of shares of Stock allocated to the Reserve, or materially increase the benefits accruing to participants under this 1984 Plan, or materially modify the requirements as to eligibility for participation in this 1984 Plan unless such amendment or modification has been approved by the affirmative vote of the holders of a majority of the securities of the Corporation present or represented and entitled to vote at a meeting of stockholders duly held in accordance with the Delaware General Corporation Law. In no event shall any such amendment, termination or modification modify or in any way affect any right or obligation of a Purchaser created prior thereto without the consent of such Purchaser.

9. Limitation of Liability of Corporation.
   --------------------------------------

      Nothing contained in this 1984 Plan or any offer or agreement made pursuant hereto shall be construed to impose any liability on the Corporation in favor of the Purchaser with respect to any loss, cost or expense which the Purchaser may incur in connection with or arising out of any transaction in connection therewith.

10. No Agreement to Employ.
    ----------------------

      Nothing appearing in or done pursuant to this 1984 Plan shall be held or construed to constitute or be evidence of an agreement or understanding, express or implied, on the part of the Corporation to employ or retain the Purchaser as an employee and/or director of the Corporation or to allow service as a consultant with the Corporation to be taken into account for any purpose hereunder.

11. No Prior Right to Offer.
    -----------------------

      Nothing in this 1984 Plan shall be deemed to give any director, officer or employee, or his or her legal representatives or assigns or any other persons or entity claiming under or through him or her, any contractual or other right to participate in the benefits of this 1984 Plan.

12. No Loans to Purchasers.
    ----------------------

      Neither the Corporation nor any subsidiary may directly or indirectly lend money to any Purchaser for the purpose of assisting such Purchaser to acquire or carry shares of Stock to be sold hereunder.

13. Notices.
    -------

      Any notice, other communication or delivery required or permitted to be made or given pursuant to this 1984 Plan shall be sufficiently made or given if delivered in person or sent by certified mail addressed to an offeree or Purchaser at his or her address as set forth in the books and records of the Corporation, or, if to the Corporation, if delivered in person to the Secretary of the Corporation or sent by certified mail addressed to the Corporation at its principal office to the attention of the Secretary of the Corporation.

14. Lost Certificates.
    -----------------

      If a certificate representing Restricted Shares hereunder is lost, destroyed or stolen, a Purchaser shall give prompt written notification to that effect to the Corporation and the Corporation's transfer agent. In order for the transfer agent to arrange for replacement of such certificate, the Purchaser will be required to sign an Affidavit of Loss and pay to the transfer agent an insurance premium for a bond of indemnity.

15. Corporation's Right to Equitable Relief, Purchaser's Consent to Jurisdiction
    ----------------------------------------------------------------------------
and Purchaser's Appointment of Agent for Service of Process.
-----------------------------------------------------------

      By acceptance of an offer hereunder, the Purchaser will be deemed to acknowledge that in the event of a breach or threatened breach of the provisions of this 1984 Plan or the terms of any agreement entered into pursuant hereto, including the attempted Transfer of Restricted Shares by such Purchaser, monetary damages may not be adequate to compensate the Corporation, and, therefore, in the event of such breach or threatened breach, in addition to any right to damages, the Corporation shall be entitled to equitable relief in any court having competent jurisdiction. Nothing herein shall be construed as prohibiting the Corporation from pursuing any other remedies available to it for any such breach or threatened breach.

      By acceptance of an offer hereunder, the Purchaser will be deemed to have specifically consented to the jurisdiction of the courts of the State of New Hampshire and to have appointed the Secretary of the Corporation as his or her agent for the service of process in any action whether at law or in equity brought by the Corporation to protect any of its rights hereunder or under any agreements entered into pursuant to this 1984 Plan.

16. Severability.
    ------------

      If any provision of this 1984 Plan is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this 1984 Plan, and the validity, legality and enforceability of the rest of this 1984 Plan and any agreements entered into pursuant to this 1984 Plan shall not be affected thereby.

17. Applicable Law.
    --------------

      This 1984 Plan and any agreement entered into pursuant hereto shall be construed under the laws of the State of New Hampshire.